Execution Version
Exhibit 2.4

SECOND AMENDMENT TO AMENDED AND RESTATED PARTICIPATION AND DEVELOPMENT AGREEMENT AND CERTAIN ASSOCIATED AGREEMENTS

This Second Amendment to Amended and Restated Participation and Development Agreement and certain Associated Agreements (this “Second Amendment”), dated as of December 19, 2018, is made and entered into between Wolfcamp DrillCo Operating L.P. ( “Partner”) and EP Energy E&P Company, L.P. (“EP Energy”). EP Energy and Partner are each referred to as a “Party” and collectively referred to as the “Parties.” Capitalized terms used but not defined in this Second Amendment shall have the meanings given to such terms in the ARPDA (as hereinafter defined).

WHEREAS, Partner and EP Energy have entered into that certain Amended and Restated Participation and Development Agreement (as further amended, restated and/or supplemented from time to time, the “ARPDA”), dated as of April 27, 2018 (the “Amendment Date”);
WHEREAS, Partner and EP Energy have entered into that certain Operating Agreement, dated as of the Amendment Date (the “Second Tranche JOA”);
WHEREAS, the Parties previously amended ARPDA and the Second Tranche JOA pursuant to that certain First Amendment dated September 26, 2018 to reflect the changes made to Second Tranche – Phase 1; and
WHEREAS, the Parties desire to further amend the ARPDA and the Second Tranche JOA to reflect the Parties’ participation in Second Tranche – Phase 2 as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Amendment to ARPDA Annex A to Exhibit A – Second Tranche. The Parties agree that, effective as of the Amendment Date, Annex A to Exhibit A – Second Tranche to the ARPDA is hereby deleted in its entirety and replaced with Annex A to Exhibit A – Second Tranche attached to this Second Amendment.
2.    Amendment to ARPDA Exhibit A – Second Tranche. The Parties agree that, effective as of the Amendment Date, Exhibit A – Second Tranche to the ARPDA is hereby deleted in its entirety and replaced with Exhibit A – Second Tranche attached to this Second Amendment.
3.    Amendment to ARPDA Exhibit B – Second Tranche. The Parties agree that, effective as of the Amendment Date, Exhibit B – Second Tranche to the ARPDA is hereby deleted in its entirety and replaced with Exhibit B – Second Tranche attached to this Second Amendment.
4.    Amendment to ARPDA Exhibit D – Second Tranche. The Parties agree that, effective as of the Amendment Date, Exhibit D – Second Tranche to the ARPDA is hereby deleted in its entirety and replaced with Exhibit D – Second Tranche attached to this Second Amendment.
5.    Amendment to ARPDA Schedules. The Parties acknowledge and agree that certain of the Schedules to the ARPDA are divided into two sections, with (i) a section including a label “First Tranche” which corresponds to disclosures made with respect to the First Tranche only (such portions of such Schedules, the “First Tranche Disclosures”) and (ii) a section with no tranche label, which corresponds to disclosures made with respect to the Second Tranche only (such portions of such Schedules, the “Second Tranche Disclosures”). Pursuant to this Second Amendment, the Parties agree that, effective as of the Amendment Date, none of the First Tranche Disclosures will be amended, and the following Second Tranche Disclosures will be amended as follows:

(a)	Consents. The Second Tranche Disclosure of Schedule 11.1(d) to the ARPDA is hereby deleted in its entirety and replaced with Schedule 11.1(d) – Second Tranche attached to this Second Amendment.

(b)
Material Contracts. The Second Tranche Disclosure of Schedule 11.1(h) to the ARPDA is hereby deleted in its entirety and replaced with Schedule 11.1(h) – Second Tranche attached to this Second Amendment. The Parties acknowledge and agree that Partner has been provided with true and correct copies, in all respects, of all Material Contracts listed on Schedule 11.1(h) – Second Tranche attached to this Second Amendment.

(c)
Preferential Purchase Rights. The Second Tranche Disclosure of Schedule 11.1(j) to the ARPDA is hereby deleted in its entirety and replaced with Schedule 11.1(j) – Second Tranche attached to this Second Amendment.

(d)	Payout Status. The Second Tranche Disclosure of Schedule 11.1(t) is hereby deleted in its entirety and replaced with Schedule 11.1(t) – Second Tranche attached to this Second Amendment.
6.    Amendment to Second Tranche JOA.

(a)
The Parties agree that, effective as of the Amendment Date, Section 1 (Description of Wells and Formation Depths subject to this Agreement) of Exhibit A to the Second Tranche JOA is hereby deleted in its entirety and replaced with Schedule I attached hereto. The Parties further agree that, effective as of the Amendment Date, Section 1 (Description of Wells and Formation Depths subject to this Agreement) of Exhibit “A” to Exhibit H to the Second Tranche JOA is hereby deleted in its entirety and replaced with Schedule I attached hereto.

(b)
The Parties further agree that, effective as of the Amendment Date, Annex A to Exhibit A to the Second Tranche JOA and Annex A to Exhibit “A” to Exhibit H to the Second Tranche JOA are hereby deleted in their entirety and replaced with Schedule II attached hereto.

7.    Amendment to Second Tranche Recorded Deliverables. The Parties agree to use their commercially reasonable efforts to, promptly following the date of this Second Amendment, execute, acknowledge and record updated memoranda of (a) the ARPDA, in substantially the form of Exhibit J – Second Tranche to the ARPDA, and (b) the Second Tranche JOA, in substantially the form of Exhibit H to the Second Tranche JOA, to reflect the amendments to the Well Locations and Leases in the Second Tranche Drilling Program contained in this Second Amendment.

8.    Pumping Units. The Parties acknowledge and agree that all references to pumping units in the ARPDA are hereby deleted as set forth below.
Section 3.1(c) of the ARPDA is hereby deleted and replaced in its entirety to read:

“Subject to Sections 3.1(a) and 3.1(b), as operator and as between the Parties, EP Energy will manage and control all Development Operations with respect to each Well Group or Elected Option Well Group and, during the period prior to the Completion of the last Farmout Well or Elected Option Well in such Well Group or Elected Option Well Group, as applicable, will have the sole right on behalf of the Parties to propose and conduct such Development Operations in accordance with this Agreement; provided that, subject to EP Energy’s consent (which consent may be granted or withheld in EP Energy’s sole discretion), Partner may propose additional activities such as workovers, installation of artificial lift and recompletions as permitted by the applicable JOA. Partner hereby authorizes EP Energy on its behalf to, during the period prior to the Completion of the last Farmout Well or Elected Option Well in such Well Group or Elected Option Well Group, as applicable, provide such notices, make such elections and take such actions as may reasonably be required under any JOA or any other Associated Agreement consistent with the terms and conditions of this Agreement (including any right of Partner to approve a Development Operation hereunder or thereunder that is part of an Approved Drilling Program with respect to such Well Group or Elected Option Well Group).”

Section 5.1(b) of the ARPDA is hereby deleted and replaced in its entirety to read:

“Subject to Section 4.3, in addition to the amounts payable under Section 5.1(a), for a period beginning on (i) the Original Execution Date with respect to the First Tranche (other than the First Tranche Initial Wells), and (ii) the Amendment Date with respect to the Second Tranche (other than the Second Tranche Initial Wells) and any Post-Reversion Eagle Ford Additional Well Group and ending upon the later of (A) the end of the Availability Period with respect to the First Tranche and Second Tranche (other than with respect to any Post-Reversion Eagle Ford Additional Well Group) and (B) the date that the last Farmout Well in a Post-Reversion Eagle Ford Additional Well Group is Completed (the applicable period, the “Carry Period”), and notwithstanding the terms of any JOA to the contrary, Partner will pay, on behalf of EP Energy and its Affiliates, 20% of all Qualified Costs otherwise included within EP Energy’s Initial EP Energy Working Interest Share of Well Costs for Farmout Wells (other than University 8-20 Farmout Wells) and 12% of all Qualified Costs otherwise included within EP Energy’s Initial EP Energy Working Interest Share of Well Costs for University 8-20 Farmout Wells, in each case, included in an Approved Drilling Program (all such Qualified Costs that Partner is obligated to pay, on behalf of EP Energy and its Affiliates, pursuant to this Section 5.1, the “Carried Costs”). For the avoidance of doubt, if the Development Interest in any Farmout Well is a 100% Working Interest (on an 8/8ths basis) and if there is no Partner Qualified Cost Cap Make-Up Amount for the Well Group in which such Farmout Well is included during the Carry Period, then, subject to Section 4.3, Partner would pay 60% (for Farmout Wells other than University 8-20 Farmout Wells,) and 45% (for University 8-20 Farmout Wells) of all Qualified Costs included in the Well Costs and attributable to the Development Interest for such Farmout Well and Partner’s obligation to pay Carried Costs for such Farmout Well would terminate when such Farmout Well was initially Completed, online and producing. Subject to Section 4.3, Partner will pay the Carried Costs in the same manner and at the same time it pays Partner’s Initial Partner Working Interest Share of Well Costs attributable for the Farmout Wells pursuant to Section 5.2(a); provided, that all such payments during the Carry Period will be deemed, first, to be a payment in respect of the Carried Costs due at such time and, second, and only to the extent that the portion of the Carried Costs that is due at such time is paid in full, to be a payment in respect of Partner’s Initial Partner Working Interest Share of Well Costs. Any reimbursement for any Carried Costs paid by Partner will be deducted from the calculation of the Carried Costs promptly after Partner’s receipt of such reimbursement. Any reimbursed amounts retained by EP Energy will be used towards future payment obligations of Partner for Carried Costs and Partner’s Initial Partner Working Interest Share of Well Costs.”

The last paragraph of Section 10.1 of the ARPDA is hereby deleted and replaced in its entirety to read:

“Notwithstanding anything herein to the contrary, if this Agreement is terminated pursuant to Section 10.1(c) or Section 10.1(d), then the terminating party shall elect to (i) immediately withdraw from all Development Operations (even if included in a then-effective Approved Drilling Program) that have not commenced and terminate the Agreement effective upon Completion of those Development Operations that are ongoing or (ii) to continue this Agreement in full force and effect until the Completion of all Development Operations included in a then-effective Approved Drilling Program upon which time this Agreement shall terminate; provided that (x) if this Agreement is terminated pursuant to Section 10.1(c)(iii) or Section 10.1(c)(v) Partner’s right under this paragraph shall be limited to the extent of the Development Interests included in such EP Energy Well Location Change of Control or EP Energy Package Transfer (as applicable) and shall not apply regarding all Development Interests retained by EP Energy, (y) if this Agreement is terminated pursuant to Section 10.1(c)(iv)(A) Partner’s right under this paragraph shall be limited to the extent of the Development Interests included in the First Tranche, and (z) if this Agreement is terminated pursuant to Section 10.1(c)(iv)(B) Partner’s right under this paragraph shall be limited to the extent of the Development Interests included in the Second Tranche.”

The definition of “Availability Period” in the ARPDA is hereby deleted and replaced in its entirety to read:
““Availability Period” means the period beginning on the Original Execution Date and ending on the earliest to occur of (a) the later of (i) the date that the last Farmout Well in the First Tranche Drilling Program is Completed and (ii) the date that the last Farmout Well in the Second Tranche Drilling Program is Completed, and (b) the termination of this Agreement pursuant to the terms hereof.”
The definition of “Qualified Costs” in the ARPDA is hereby deleted and replaced in its entirety to read:

““Qualified Costs” means, with respect to any Farmout Well, until the earlier of (i) the completion of the operations to Complete the Farmout Well for production and (ii) the permanent plug and abandonment of such Farmout Well, (a) all Well Costs incurred that are capital costs and expenses customarily set forth on a drilling and Completing AFE for such Farmout Well in similar form and substance as (1) with respect to the First Tranche, the form attached as Exhibit M and (2) with respect to the Second Tranche, the form attached as Exhibit M – Second Tranche (each such form, a “Representative AFE”), and (b) all capital costs and expenses related to such Well that are associated with (A) the drilling, testing, evaluating, fracture stimulating and Completing such Well through the wellsite separator, including costs of mobilizing and demobilizing drilling rigs to and from the well-site, (B) deepening, sidetracking and plugging back of such Well, (C) the plugging and abandonment of dry holes related to such Well, (D) permitting such Well and (E) reclamation and related costs relating to such Well (other than reclamation and related costs required to remediate contamination of air, groundwater, surface water, soil, sediments or other media); provided that “Qualified Costs” will not include Liabilities, losses, claims and damages associated with such activities or otherwise (including Liabilities arising under Section 4.3(b)), and related costs of investigation, litigation, arbitration, administrative proceedings, judgment, award and settlement (including court and arbitration costs and attorneys’ fees), (in each case) to the extent attributable to actual or claimed personal injury, illness or death, property damage (other than damage to structures, fences, irrigation systems and other fixtures, crops, livestock and other personal property in the ordinary course of business), environmental damage or contamination, other torts, breach of contract, violation of Law (or private rights of action under any Law), casualty or condemnation.”
9.    Confirmation. Except as otherwise provided herein, the terms of this Second Amendment shall not alter or otherwise modify the provisions of the ARPDA, with all such provisions remaining in full force and effect in accordance with their respective terms following the execution of this Second Amendment. The Parties hereby ratify the ARPDA as amended pursuant to this Second Amendment and agree that the Second Tranche Drilling Program, as amended by this Second Amendment, is an Approved Second Tranche Phase and shall be deemed part of the Approved Drilling Program for the Second Tranche pursuant to the ARPDA.
10.    Choice of Law. This Second Amendment, the ARPDA and the legal relations among the Parties will be governed and construed in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction. All of the Parties consent to the exercise of jurisdiction in personam by the federal courts of the United States of America located in Harris County, Texas or the state courts located in Harris County, Texas for any action arising out of this Second Amendment, the ARPDA, the other Associated Agreements or any transaction contemplated hereby or thereby. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Second Amendment, the ARPDA, the other Associated Agreements or any transaction contemplated hereby or thereby will be exclusively litigated in courts having sites in Harris County, Texas. Each Party hereto waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Second Amendment, the ARPDA, the other Associated Agreements or any transaction contemplated hereby or thereby.
11.    Amendment. This Second Amendment may be amended, restated, supplemented or otherwise modified only by an instrument in writing executed by all Parties specifically referring to the terms to be amended, restated, supplemented and/or modified and expressly identified as an amendment, restatement, supplement or modification.
12.    Counterparts. This Second Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto. The provisions of Sections 13.1 through 13.2, 14.1 through 14.17 and 14.20 of the ARPDA are hereby incorporated into this Agreement by reference.
[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Second Amendment as of the date first written above.

WOLFCAMP DRILLCO OPERATING, L.P.
By:	Wolfcamp DrillCo Operating GP LLC, its General Partner
By:	Wolfcamp DrillCo LLC, its sole member

By:	/s/ Michael Becci
Name:	Michael Becci
Title:	Authorized Person

SIGNATURE PAGE TO SECOND AMENDMENT TO
AMENDED AND RESTATED PARTICIPATION AND DEVELOPMENT AGREEMENT

EP ENERGY E&P COMPANY, L.P.

By:	/s/ Raymond Ambrose
Name:	Raymond Ambrose
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO
AMENDED AND RESTATED PARTICIPATION AND DEVELOPMENT AGREEMENT

Annex A to Exhibit A – Second Tranche

Exhibit A – Second Tranche

[See attached.]

Exhibit B – Second Tranche

[See attached.]

Exhibit D – Second Tranche

[See attached.]

Schedule 11.1(d) – Second Tranche

[See attached.]

Schedule 11.1(h) – Second Tranche

[See attached.]

Schedule 11.1(j) – Second Tranche

[See attached.]

Schedule 11.1(t) – Second Tranche

[See attached.]

Schedule I

[See attached.]

Schedule II

[See attached.]